EXHIBIT 5.1
Hunton Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
+1.713.220.4200 Phone
+1.713.220.4285 Fax
HuntonAK.com
June 25, 2018
Flotek Industries, Inc.
10603 W. Sam Houston Pkwy N., Suite 300
Houston, Texas 77064
Re:    Flotek Industries, Inc. Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel for Flotek Industries, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S‑8 (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of (a) the issuance by the Company of up to 3,300,000 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) to be issued pursuant to the Flotek Industries, Inc. 2018 Long‑Term Incentive Plan (the “Plan”) and (b) the offer and resale by the Selling Stockholders named in the prospectus included in the Registration Statement (the “Prospectus”) of up to 445,811 shares (the “Restricted Shares”) of Common Stock previously issued to the Selling Stockholders pursuant to the Plan.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K under the Securities Act.
In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation, the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation and the Company’s Second Amended and Restated Bylaws, in each case, filed as an exhibit to the Registration Statement, and such other documents, certificates and records, including the Plan, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company and (ii) statements and certifications of public officials and others.
We have also assumed that (a) all Restricted Shares issued and Shares to be issued pursuant to the Plan have been or will be issued in accordance with the terms of the Plan and any agreements thereunder governing the issuance of such Restricted Shares and Shares, (b) all such Restricted Shares and Shares have been or will be duly registered by the registrar for the Common Stock in the stock register maintained by such registrar and (c) upon issuance of such Restricted Shares and Shares pursuant to the Plan, certificates representing such shares and conforming to the specimen thereof filed as an exhibit to the Registration Statement were or will be duly executed and delivered by one of the authorized officers of the Company’s duly appointed transfer agent and registrar for the Common Stock.
Our opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON LOS ANGELES
MIAMI NEW YORK NORFOLK RALEIGH/DURHAM RICHMOND SAN FRANCISCO THE WOODLANDS TYSONS WASHINGTON, DC

Flotek Industries, Inc.
June 25, 2018

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1.    The Restricted Shares are validly issued, fully paid and nonassessable.
2.    When the Shares are issued and delivered pursuant to the Plan, such Shares will be validly issued, fully paid and nonassessable.
We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.
This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,
/s/ Hunton Andrews Kurth LLP